UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2017

PRESSURE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21615	04-2652826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue

South Easton, Massachusetts 02375

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (508) 230-1828

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2017, Bellridge Capital LP (the “Investor”) lent Pressure BioSciences, Inc. (the “Company”) $250,000 with a 10% original issue discount for total proceeds to the Company of $225,000 (the “Loan”). In connection with Loan, the Company issued a debenture to the Investor due on November 19, 2017 (the “Debenture”) with an interest rate of 10%. The Debenture is only convertible into shares of the Company’s common stock if the Company is in default under the Debenture (for example, if the Company does not pay back the loan prior to November 19, 2017).

The Debenture is a short-term debt obligation that is material to the Company. The Debenture may be prepaid in accordance with the terms set forth in the Debenture. The Debenture also contains certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission (the “SEC”). If an event of default occurs, the amount of the principal and interest rate due under the Debenture increases and, at the option of the Investor and in their sole discretion, the Investor can consider the Debenture immediately due and payable.

The Investor made the Loan upon the Company’s request pursuant to a Securities Purchase Agreement dated March 14, 2017 between the Company and the Investor (the “SPA”). Pursuant to the SPA, the Company was originally required to issue 250,000 shares of its common stock to the Investor in connection with the Loan. On April 19, 2017 the Company and the Investor entered into a letter agreement (the “Letter Agreement”) pursuant to which, in lieu of issuing 250,000 shares upon closing, the Company and the Investor agreed that the Company would initially issue 25,000 shares. In addition, until the Debenture is repaid, the Company will, over the next one hundred eighty (180) days, issue 75,000 shares to the Investor every sixty (60) days for a total issuance of 250,000 shares. For the sake of clarity, no shares other than the initial 25,000 will be issued to the Investor if the Debenture is fully paid by June 18, 2017.

The SPA was entered into in connection with a March 14, 2017 loan (for the same amount and the same original issue discount as the Loan) previously disclosed by the Company in Note 10 (Subsequent Events) to its audited financial statements included with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 22, 2017.

The foregoing description of the terms of the Debenture, the SPA, and the Letter Agreement does not purport to be complete and is qualified in its entirety by the complete text of the documents attached as, respectively, Exhibit 4.1, Exhibit 10.1, and Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the securities described in Item 1.01 was completed in accordance with the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the securities is an accredited investor.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Form of Debenture.

10.1	Securities Purchase Agreement, dated March 14, 2017.

10.2	Letter Agreement, dated April 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Dated: April 24, 2017	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
President